EXHIBIT F
                                                           TO THE MASTER POOLING
                                                         AND SERVICING AGREEMENT


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                       FIRST NORTH AMERICAN NATIONAL BANK
                     --------------------------------------

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                     --------------------------------------


         The undersigned, a duly authorized representative of First North American National Bank ("FNANB"), as Servicer (the "Servicer"), pursuant to the Master Pooling and Servicing Agreement, dated as of October 4, 1994 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), between FNANB, as Transferor and as Servicer, and Bankers Trust Company, as Trustee (the "Trustee"), does hereby certify that:

         1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. FNANB is as of the date hereof the Servicer under the Pooling and Servicing Agreement.

         3. The undersigned is duly authorized pursuant to the Servicing Agreement to execute and deliver this Officer's Certificate to the Trustee.

         4. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

         5. A review of the activities of the Servicer during the Fiscal Year ended February 28, 1998 and of its performance under the Pooling and Servicing Agreement was made under my supervision.

         6. Based on such review, to the best of the undersigned's knowledge, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

         7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to the undersigned to have occurred during the Fiscal Year ended February 28, 1998, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and
                  (iii) the current status of each such Servicer Default:

         IN WITNESS WHEREOF, the undersigned, a duly authorized Servicing Officer, has duly executed this certificate as of this 29th day of May, 1998.


                                             /s/  Michael T. Chalifoux
                                    Name:    Michael T. Chalifoux
                                    Title:   Chairman of the Board
                                             and President